Exhibit

                                                             [EXECUTION FINAL]



                       TENTH AMENDMENT TO CREDIT AGREEMENT



     TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 11, 2003 (this "Amendment"), to the Credit Agreement dated as of June 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among DONNKENNY APPAREL, INC. a Delaware corporation (DKA), BELDOCH INDUSTRIES CORPORATION, a Delaware corporation ("BIC"; together with DKA, and severally, the "Borrowers"), the Guarantors party thereto, the Lenders party thereto and THE CIT GROUP/COMMERCIAL SERVICES, INC. as agent for the Lenders (in such capacity, the "Agent").

     The Borrowers, the Guarantors, the Lenders and the Agent are parties to the Credit Agreement.

     The Borrowers have requested that the Lenders (a) decrease the Total Revolving Credit Commitment, (b) agree to extend the Final Maturity Date and (c) amend the negative covenants relating to redemption of Parent's common stock and capital expenditures.

     The Lenders are willing to (a) decrease the Total Revolving Credit Commitment, (b) extend the Final Maturity Date and (c) amend the negative covenants relating to redemption of Parent's common stock and capital expenditures, all upon the terms and subject to the conditions set forth in this Amendment.

     Accordingly, in consideration of the mutual agreements set forth herein, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.

     2. Reduction of Revolving Credit Commitments. The Total Revolving Credit Commitments are hereby reduced from $75,000,000 to $65,000,000 and, in order to evidence such reduction, Schedule 2.01 (b) to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 2.01 (b) attached to this Amendment.

     3. Extension of Final Maturity Date. The definition of Final Maturity Date set forth in the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "Final Maturity Date" shall mean June 30, 2007."

4. Amendment of Negative Covenants.

     (a) Prohibition, with respect to Redemption of Parent's Capital Stock. Borrowers, Parent, Agent and Lenders agree that Parent shall not be permitted to redeem, purchase or otherwise acquire for value any shares of its capital stock without the express prior written consent thereto of Agent, on behalf of Required Lenders. In order to reflect such agreement, Section 7.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                         "SECTION 7.04 Dividends. Distributions and Payments.
                  Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purchase."

     (b) Increase in Permitted Capital Expenditures. Section 7.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                         "SECTION 7.07 Capital Expenditures. Permit the
                  aggregate amount of payments made for capital expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, for the Parent and its Subsidiaries on a consolidated basis, to exceed in any Fiscal Year $2,500 000 less the aggregate amount of cash payments or other consideration paid in such Fiscal Year by Parent (or any of its Subsidiaries) to redeem, purchase, retire or otherwise acquire any shares of any class of Parent's capital stock (provided, however, that all such payments are expressly subject to Agent's prior written consent thereto, on behalf of Required Lenders, pursuant to
                  Section 7.04)."

     5. Representations and Warranties. Borrowers hereby represent and warrant to Lenders that the representations and warranties set forth in Article IV of the Credit Agreement are true on and. as of the date hereof, as if made on and as of the date hereof, after giving effect to this Amendment, except to the extent that any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 4 shall constitute an Event of Default under Article VIII(a) of the Credit Agreement. Borrowers further represent and warrant that, after giving effect to this Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing, except that, Borrowers hereby advise Agent and Lenders that Borrowers' financial statements for Borrowers' Fiscal Quarter ended June 30,

2003 may reflect that Borrowers have failed to comply with the Tangible Net Worth covenant set forth in Section 7.12A of the Credit Agreement for such Fiscal Quarter ended June 30, 2003.

     6. Amendment Fee. In consideration of the agreement of Agent and Lenders to amend the Credit Agreement on the terms and conditions set forth herein, Borrowers agree to pay to Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $243,750, which fee is earned and payable in full as of the date hereof and may, at Agent's option, be charged to any account of Borrowers maintained by Agent.

     7. Effectiveness. This Amendment shall become effective on the date each of the following conditions precedent shall have been satisfied in full, as determined by Agent:

          (a) Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto;

          (b) CIT shall have received an amendment to the Factoring Agreements, duly authorized, executed and delivered by each Borrower in favor of CIT, in form and substance satisfactory to CIT, pursuant to which the termination date set forth in the Factoring Agreements shall be extended to June 30, 2004.

     8. Continuing Effect of Credit Agreement, This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of either of the Borrowers that would require consent of Lenders. Except as expressly amended by this Amendment, the provisions of the Credit Agreement are and shall remain in full force and effect.

     9. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York (other than the conflicts of law principles thereof).

     10. Counterparts: Facsimile Signature. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be effective as delivery of a manually executed signature page hereto.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written,


DONNKENNY APPAREL, INC., as a Borrower and a Guarantor       BELDOCH INDUSTRIES CORPORATION, as a Borrower and a Guarantor
By:          /s/ Maureen d Schimmenti                        By:        /s/ Maureen d Schimmenti
           --------------------------------------------               ---------------------------------------------------
Name:      Maureen d Schimmenti                              Name:    Maureen d Schimmenti
           --------------------------------------------               ---------------------------------------------------
Title:     VP/CFO                                            Title:   VP/CFO
           --------------------------------------------               ---------------------------------------------------


CHRISTIANBURG GARMENT COMPANY, INCORPORATED, as a            H SQUARED DISPOSITIONS, INC., as a Guarantor
Guarantor
By:          /s/ Maureen d Schimmenti                        By:        /s/ Maureen d Schimmenti
           ---------------------------------------------              -------------------------------------------------
Name:      Maureen d Schimmenti                              Name:    Maureen d Schimmenti
           ---------------------------------------------              -------------------------------------------------
Title:     VP/CFO                                            Title:   VP/CFO
           ---------------------------------------------              -------------------------------------------------



THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent            DONNKENNY, INC. as a Guarantor
By:          /s/ John M. Szwalek                             By:        /s/ Maureen d Schimmenti
           ---------------------------------------------              -------------------------------------------------
Name:      John M. Szwalek                                   Name:    Maureen d Schimmenti
           ---------------------------------------------              -------------------------------------------------
Title:     Vice President                                    Title:   VP/CFO
           ---------------------------------------------              -------------------------------------------------




CENTURY BUSINESS CREDIT CORPORATION, as a Lender             THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender
By:          /s/ Steven Stone                                By:        /s/ John M. Szwalek
           ---------------------------------------------              -------------------------------------------------
Name:      Steven Stone                                      Name:    John M. Szwalek
           ---------------------------------------------              -------------------------------------------------
Title:     Executive Vice President                          Title:   Vice President
           ---------------------------------------------              -------------------------------------------------



                                SCHEDULE 2.01(b)

                          Revolving Credit Commitments

                                                                      Percentage of Total
    Lender                                   Revolving Credit         Revolving Loan
                                             Commitment               Commitment
                                             ----------------         -------------------
The CIT Group/Commercial Services, Inc.      $47,671,000                73 .34%
1211 Avenue of the Americas
New York, NY 10036
Attn: John Szwalek


Century Business Credit Corporation          $17,329,000                26.66%
119 West 10th Street
10th Floor
New York, NY 10018
Attn: Steven Stone